AMENDMENT TO SERVICES AGREEMENT



         This Amendment is made as of April 1, 2003, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, Denver Investment Advisors, LLC ("Fund Affiliate"), and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") which are parties to a Services Agreement between Schwab, made as of March 26, 1996, as amended thereafter ("Services Agreement"). This Amendment amends the Services Agreement. All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Services Agreement.

         WHEREAS, Fund Parties wish Schwab to continue to perform recordkeeping, shareholder communications, and other services on behalf of the Funds as set forth in the Services Agreement;

         WHEREAS, Schwab is willing to continue to perform such services for the Funds on the terms and conditions set forth in the Services Agreement as amended herein;

         WHEREAS, the parties wish to amend Exhibit A to the Services Agreement to remove the additional recordkeeping services provided with respect to Retirement Plan Shares;

         WHEREAS, the parties wish to amend Exhibit B to the Services Agreement to set forth a new and different Fee rate and to remove Qualifying Retirement Plan Shares and the related fees;

         WHEREAS, the parties wish to amend Schedule I to the Services Agreement; and

         WHEREAS, the parties wish to amend Section 2 and delete Schedule II to the Services Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. Exhibit A to the Services Agreement shall be amended to remove the additional recordkeeping services provided with respect to Retirement Plan Shares.

         2. Exhibit B to the Services Agreement shall be deleted in its entirety and the Exhibit B attached hereto shall be inserted in lieu thereof.

         3. Schedule I to the Services Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

         4. Section 2 of the Services Agreement shall be deleted in its entirety and the following Section 2 shall be inserted in lieu thereof.

                  2. Fees. For the Services, Schwab shall receive a fee (the "Fee") from Fund Affiliate that shall be calculated and paid in accordance with Exhibit B hereto.

         5. Schedule II to the Services Agreement shall be deleted in its entirety.

                              (continued on page 2)

         6. Except as specifically set forth herein, all other provisions of the Services Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.                                   WESTCORE TRUST, on its own behalf and on
                                                             behalf of each Fund listed on Schedule I
                                                             hereto
By:
         --------------------------------------------
         William M. Thomas                                   By:
         Senior Vice President                                    -----------------------------------
         Asset Management Strategic Alliances                Name:
                                                                  -----------------------------------
Date:                                                        Title:
         --------------------------------------------               ---------------------------------

DENVER INVESTMENT ADVISORS, LLC                              Date:
                                                                    ---------------------------------
By:
      -------------------------
Name:
      -------------------------
Title:
      -------------------------
Date:
      -------------------------


                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

Fund Company/Funds                                                Effective Date
Westcore Trust NL
     Westcore Blue Chip Fund                                         3/26/96
     Westcore Colorado Tax-Exempt Bond Fund                          3/26/96
     Westcore Flexible Income Fund                                   3/26/96
     Westcore Growth Fund                                            3/26/96
     Westcore International Frontier Fund MIN                        12/15/99
     Westcore Mid-Cap Opportunity Fund                               10/1/98
     Westcore MIDCO Growth Fund                                      3/26/96
     Westcore Plus Bond Fund                                         3/26/96
     Westcore Select Fund MIN                                        10/20/99
     Westcore Small-Cap Growth Fund MIN                              10/20/99
     Westcore Small-Cap Opportunity Fund                             3/26/96

MIN Indicates that Fund is subject to the minimum monthly Fee as set forth on Exhibit B.

                                    EXHIBIT B
                               Calculation of Fee

         1. The following terms shall have the meanings defined below:

                  a. "Daily Value" shall mean the Net Asset Value ("NAV") reported by such Fund to Schwab through the NSCC's Mutual Fund Profile Service (the "Profile Service") or, if the NAV is not available through the Profile Service, through the National Association of Securities Dealers, Inc. Automated Quotation System or other mutually agreeable means.

                  b. "Excluded Shares" shall mean (i) shares of a Fund held by MFMP investors prior to the effective date of this Agreement as to the Fund,
(ii) shares of a Fund first held by MFMP investors after the termination of this Agreement as to the Fund (except for Pre-Termination Shares resulting from reinvested dividends or capital gains under Section 14(c) of this Agreement), and (iii) shares of a Fund that are governed solely by the Operating Agreement.

                  c. "Qualifying Shares" shall mean all shares of a Fund held by MFMP investors, except for Excluded Shares.

                  d. "Qualifying Shares Fee Rate" shall mean 40 basis points per annum with respect to all Funds, except as set forth in the table below.

------------------------------------------------------------------ ---------------------------------------------------
Fund                                                               Qualifying Shares Fee Rate (per annum)
------------------------------------------------------------------ ---------------------------------------------------
Westcore Colorado Tax-Exempt Bond Fund                                                   30 bps
------------------------------------------------------------------ ---------------------------------------------------
Westcore Plus Bond Fund                                                                  28 bps
------------------------------------------------------------------ ---------------------------------------------------
Westcore Flexible Income Fund                                                            35 bps
------------------------------------------------------------------ ---------------------------------------------------

         2. a. The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares for the month multiplied by the Qualifying Shares Fee Rate. The minimum Fee for each Fund designated "MIN" on Schedule I shall be $2,000 per month, commencing with the first full month and ending with the last full month such Fund is effective under this Agreement. The Fee shall be billed monthly in arrears and paid in accordance with Section 5 below.

                  b. Notwithstanding the foregoing, with respect to any Fund that is no longer available for purchase by MFMP investors on April 1, 2003, the Qualifying Shares Fee Rate shall be 35 basis points per annum (each a "Closed Fund"). In the event a Closed Fund reopens for purchases anytime after April 1, 2003, the Qualifying Shares Fee Rate, effective as of the date such Closed Fund reopens for purchases, shall be the Qualifying Shares Fee Rate as set forth in
Section 1.d. above and shall be calculated as set forth in Section 2.a. above.

         3. For purposes of calculating the Fee pursuant to this Exhibit, no adjustments will be made to the NAV for any Fund to correct errors in the NAV reported for any day unless such error is corrected and the corrected NAV is reported to Schwab before 8:00 p.m. Eastern time on the first Business Day after the day to which the error relates. Further, no adjustments shall be made to the total Fee for a given month due to data errors resulting from reverse splits.

         4. At the request of Fund Parties, Schwab shall provide, on each Business Day, a statement detailing the aggregate Daily Value of Qualifying Shares of each Fund and the estimated amount of the Fee for such day. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

         5. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth the Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement.


                                       5